INVESTMENT MANAGEMENT SERVICES AGREEMENT

AMENDED AND RESTATED

This Agreement, dated as of September 22, 2010, is by and between Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Series Trust II (the “Registrant”), on behalf of its separate underlying series listed on Schedule A and as applicable and effective as of the date listed in Schedule A, as it may be separately amended from time to time. The terms “Fund” or “Funds” are used to refer to either the Registrant or its underlying series, as context requires).

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1)

The Fund hereby retains the Investment Manager, and the Investment Manager hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Fund continuously with investment advice; to determine, consistent with the Fund’s investment objectives, strategies and policies as from time to time set forth in its then-current prospectus or statement of additional information, or as otherwise established by the Board of Trustees (the “Board”), which investments, in the Investment Manager’s discretion, shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to recommend changes to investment objectives, strategies and policies to the Board, as the Investment Manager deems appropriate; to perform investment research and prepare and make available to the Fund research and statistical data in connection therewith; and to furnish all other services of whatever nature that the Investment Manager from time to time reasonably determines to be necessary or useful in connection with the investment management of the Fund as provided under this Agreement; subject always to oversight by the Board and the authorized officers of the Fund. The Investment Manager agrees: (a) to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned (to the extent that such services and functions have not been delegated to a subadviser); and (b) to maintain adequate oversight over any subadvisers hired to provide services and to perform the functions herein mentioned. The Investment Manager agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Investment Manager’s performance under this Agreement and will prepare and furnish to the Board such reports, statistical data and other information relating to the investment management of the Fund in such form and at such intervals as the Board may reasonably request. The Fund agrees that the Investment Manager may, at its own expense, subcontract for certain of the services described under this Agreement (including with affiliates of the Investment Manager) with the understanding that the quality and scope of services required to be provided under this Agreement shall not be diminished thereby, and also with the understanding that the Investment Manager shall obtain such approval from the Board and/or Fund shareholders as is required by applicable law, rules and regulations promulgated thereunder, terms of this Agreement, resolutions of the Board and commitments of the Investment Manager. The Investment Manager agrees that, in the event it subcontracts with another party for some or all of the investment management services contemplated by this Agreement with respect to the Fund in reliance on its “manager-of-managers” exemptive order (Investment Company Act Release No. 25664 (July 16, 2002))

or a subsequent order containing such conditions, the Investment Manager will retain overall supervisory responsibility for the general management and investment of the Fund and, subject to review and approval by the Board, will set the Fund’s overall investment strategies (consistent with the Fund’s then-current prospectus and statement of additional information); evaluate, select and recommend one or more subadvisers to manage all or a portion of the Fund’s assets; when appropriate, allocate and reallocate the Fund’s assets among multiple subadvisers; monitor and evaluate the investment performance of subadvisers; and implement procedures reasonably designed to ensure that the subadvisers comply with the Fund’s investment objectives, policies and restrictions.

(2)	The Investment Manager shall comply (or cause the Fund to comply, as applicable) with all applicable law, including but not limited to the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “1940 Act”), the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, the 1933 Act, and the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Fund as a regulated investment company.

(3)	The Investment Manager shall allocate investment opportunities among its clients, including the Fund, in a fair and equitable manner, consistent with its fiduciary obligations to clients. The Fund recognizes that the Investment Manager and its affiliates may from time to time acquire information about issuers or securities that it may not share with, or act upon for the benefit of, the Fund.

(4)	The Investment Manager agrees to vote proxies and to provide or withhold consents, or to provide such support as is required or requested by the Board in conjunction with voting proxies and providing or withholding consents, solicited by or with respect to the issuers of securities in which the Fund’s assets may be invested from time to time, as directed by the Board from time to time.

(5)	The Investment Manager agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the management of the assets for the Fund, including with respect to the acquisition or disposition of securities. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Registrant and further agrees to surrender promptly to the Registrant any of such records upon request.

(6)	The Fund agrees that it will furnish to the Investment Manager any information that the latter may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

(7)

In selecting broker-dealers for execution, the Investment Manager will seek to obtain best execution for securities transactions on behalf of the Fund, except where otherwise directed by the Board. In selecting broker-dealers to execute transactions, the Investment Manager may consider not only available prices (including commissions or mark-up), but also other relevant factors such as, without limitation, the characteristics of the security being traded, the size and difficulty of the transaction, the execution, clearance and settlement capabilities as well as the reputation, reliability, and financial soundness of the broker-dealer selected, the broker-dealer’s risk in positioning a block of securities, the broker-dealer’s execution service rendered on a continuing basis and in other transactions, the broker-dealer’s expertise in particular markets, and the broker-dealer’s ability to provide research services. To the extent permitted by law, and consistent with its obligation to seek best execution, the Investment Manager may, except where otherwise directed by the Board, execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Investment Manager determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Investment Manager’s overall responsibilities with respect to the Fund and other clients for which it acts as investment adviser. The Investment Manager shall not consider the sale or promotion of shares of the Fund, or other affiliated products, as a factor in the selection of broker dealers through which transactions are executed.

(8)	Except for willful misfeasance, bad faith or negligence on the part of the Investment Manager in the performance of its duties, or reckless disregard by the Investment Manager of its obligations and duties, under this Agreement, neither the Investment Manager, nor any of its respective directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Fund or its shareholders or creditors. To the extent permitted by applicable law, each of the Investment Manager, and its respective directors, officers, partners, principals, employees and agents, shall be entitled to rely, and shall be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Fund or its agents which is believed in good faith to be accurate and reliable. The Fund understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any assets in the Fund. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall constitute a waiver of any right which the Fund may have under such laws or regulations.

Part Two: COMPENSATION TO THE INVESTMENT MANAGER

(1)	The Fund agrees to pay to the Investment Manager, in full payment for the services furnished, a fee as set forth in Schedule A, which may be separately amended from time to time pursuant to the approval of the Board and consistent with the requirements of the 1940 Act.

(2)	The fee shall be accrued daily (unless otherwise directed by the Board consistent with the prospectus and statement of additional information of the Fund) and paid on a monthly basis and, in the event of the effectiveness or termination of this Agreement, in whole or in part with respect to any Fund, during any month, the fee paid to the Investment Manager shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3)	The fee provided for hereunder shall be paid in cash by the Fund to the Investment Manager within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

(1)	The Investment Manager shall (a) furnish at its expense such office space, supplies, facilities, equipment, clerical help and other personnel and services as are required to render the services contemplated to be provided by it pursuant to this Agreement and (b) pay the compensation of the trustees or officers of the Fund who are directors, officers or employees of the Investment Manager (except to the extent the Board of the Fund shall have specifically approved the payment by the Fund of all or a portion of the compensation of the Fund’s chief compliance officer or other officer(s)). Except to the extent expressly assumed by the Investment Manager, and except to the extent required by law to be paid or reimbursed by the Investment Manager, the Investment Manager shall have no duty to pay any Fund operating expenses incurred in the organization and operation of the Fund.

Part Four: MISCELLANEOUS

(1)	The Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement or otherwise, shall have no authority to act for or represent the Fund.

(2)	The Fund acknowledges that the Investment Manager and its affiliates may perform investment advisory services for other clients, so long as the Investment Manager’s services to the Fund under this Agreement are not impaired thereby. The Investment Manager and its affiliates may give advice or take action in the performance of duties to other clients that may differ from advice given, or the timing and nature of action taken, with respect to the Fund, and the Investment Manager and its affiliates and their respective clients may trade and have positions in securities of issuers where the Fund may own equivalent or related securities, and where action may or may not be taken or recommended for the Fund. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or any of its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Fund, any security or any other property that the Investment Manager or any of its affiliates may purchase, sell or hold for its own account or the account of any other client.

(3)	Neither this Agreement nor any transaction pursuant hereto shall be invalidated or in any way affected by the fact that Board members, officers, agents and/or shareholders of the Fund are or may be interested in the Investment Manager or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Investment Manager are or may be interested in the Fund as Board members, officers, shareholders or otherwise; or that the Investment Manager or any successor or assignee is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither the Investment Manager, nor any officer, Board member or employee thereof or of the Fund, shall knowingly sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations, United States Securities and Exchange Commission (“SEC”) orders or published SEC staff guidance.

(4)	Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party’s principal place of business, or to such other address as either party may designate in writing mailed to the other in accordance with this Paragraph (4).

(5)	All information and advice furnished by the Investment Manager to the Fund under this Agreement shall be confidential and shall not be disclosed to unaffiliated third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization. All information furnished by the Fund to the Investment Manager under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by the foregoing, where it is necessary to effect transactions or provide other services to the Fund, or where the Fund requests or authorizes the Investment Manager to do so. The Investment Manager may share information with its affiliates in accordance with its privacy and other relevant policies in effect from time to time.

(6)	This Agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts without regard to the conflicts of laws principles thereof.

(7)	A copy of the Registrant’s Agreement and Declaration of Trust, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Registrant by an officer or trustee of the Registrant in his or her capacity as an officer or trustee of the Registrant and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Registrant individually, but are binding only upon the assets and property of the Registrant. Furthermore, notice is hereby given that the assets and liabilities of each series of the Registrant are separate and distinct and that the obligations of or arising out of this Agreement with respect to the series of the Registrant are several and not joint.

(8)	If any term, provision, agreement, covenant or restriction of this Agreement is held by a court or other authority of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(9)	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which, taken together, shall constitute one and the same instrument.

Part Five: RENEWAL AND TERMINATION

(1)	This Agreement shall continue in effect for two years from the date of its execution, and from year to year thereafter, unless and until terminated by either party as hereinafter provided, only if such continuance is specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding voting securities of the Fund and (b) by the vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term “interested person” shall have the same meaning as set forth in the 1940 Act and any applicable order or interpretation thereof issued by the SEC or its staff. As used in this agreement, the term “majority of the outstanding voting securities of the Fund” shall have the same meaning as set forth in the 1940 Act.

(2)	This Agreement may be terminated, with respect to any Fund, by either the Fund or the Investment Manager at any time by giving the other party 60 days’ written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting securities of the Fund.

(3)	This Agreement shall terminate in the event of its assignment, the term “assignment” for this purpose having the same meaning as set forth in the 1940 Act, unless the SEC issues an order exempting such assignment from the provisions of the 1940 Act requiring such termination, in which case this Agreement shall remain in full force and effect, subject to the terms of such order.

(4)	Except as prohibited by the 1940 Act, this Agreement may be amended with respect to any Fund upon written agreement of the Investment Manager and the Trust, on behalf of that Fund.

Part Six: Use of Name

(1)	At such time as this Agreement or any extension, renewal or amendment hereof, or any similar agreement with any organization which shall have succeeded to the business of the Investment Manager, shall no longer be in effect, the Fund will cease to use any name derived from the name of the Investment Manager or of any organization which shall have succeeded to the Investment Manager’s business as investment adviser.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of November 10, 2011.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ J. Kevin Connaughton
Name: J. Kevin Connaughton
Title: President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Michael A. Jones
Name: Michael A. Jones
Title: President

Schedule A

As of November 10, 2011

The following funds shall not pay the Investment Manager a direct fee for services rendered hereunder:

•	Columbia Income Builder Fund

•	Columbia Portfolio Builder Aggressive Fund

•	Columbia Portfolio Builder Conservative Fund

•	Columbia Portfolio Builder Moderate Fund

•	Columbia Portfolio Builder Moderate Aggressive Fund

•	Columbia Portfolio Builder Moderate Conservative Fund

•	Columbia Retirement Plus 2010 Fund

•	Columbia Short-Term Cash Fund

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table, below:

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia 120/20 Contrarian Equity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.25 Next $0.25 Next $0.50 Over $1.0	0.950% 0.930% 0.910% 0.890%
Columbia Absolute Return Currency and Income Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.890% 0.865% 0.840% 0.815% 0.790% 0.775% 0.770% 0.760% 0.750% 0.740% 0.720% 0.700%
Columbia Absolute Return Emerging Markets Macro Fund Columbia Absolute Return Enhanced Multi-Strategy Fund	Agreement adopted as of Jan. 13, 2011; and Schedule A effective as of Jan. 13, 2011	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.920% 0.875% 0.850% 0.830% 0.800%
Columbia Absolute Return Multi-Strategy Fund	Agreement adopted as of Jan. 13, 2011; and Schedule A effective as of Jan. 13, 2011	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.820% 0.775% 0.750% 0.730% 0.700%
Columbia AMT-Free Tax-Exempt Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $2.5 Next $5.0 Next $9.0 Next $26.0 Over $50.0	0.410% 0.385% 0.360% 0.335% 0.310% 0.300% 0.290% 0.280% 0.260% 0.250%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia Asia Pacific ex-Japan Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of April 1, 2011**	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $0.5 Next $1.5 Next $3.0 Next $6.0 Next $8.0 Next $4.0 Next $26.0 Over $50.0	0.800% 0.775% 0.750% 0.725% 0.700% 0.650% 0.640% 0.620% 0.620% 0.610% 0.600% 0.570%
Columbia Commodity Strategy Fund	Agreement adopted as of April 14, 2011; and Schedule A effective as of April 14, 2011	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.550% 0.505% 0.480% 0.460% 0.440%
Columbia European Equity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011**	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $0.5 Next $1.5 Next $3.0 Next $14.0 Next $4.0 Next $26.0 Over $50.0	0.800% 0.775% 0.750% 0.725% 0.700% 0.650% 0.640% 0.620% 0.610% 0.600% 0.570%
Columbia Diversified Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $1.0 Next $1.0 Next $4.0 Next $1.5 Next $1.5 Next $3.0 Next $8.0 Next $4.0 Next $26.0 Over $50.0	0.430% 0.420% 0.400% 0.380% 0.365% 0.360% 0.350% 0.340% 0.320% 0.300%
Columbia Limited Duration Credit Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.360% 0.355% 0.350% 0.345% 0.330% 0.315% 0.310% 0.300% 0.290% 0.280% 0.260% 0.240%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia Diversified Equity Income Fund Columbia Dividend Opportunity Fund Columbia Strategic Allocation Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011**	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.660% 0.615% 0.570% 0.520% 0.510% 0.490%
Columbia Active Portfolios – Diversified Equity Income Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of November 10, 2011	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.660% 0.615% 0.570% 0.520% 0.510% 0.490%
Columbia Large Core Quantitative Fund Columbia Large Growth Quantitative Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011**	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.690% 0.645% 0.600% 0.550% 0.540% 0.520%
Columbia Emerging Markets Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $0.50 Next $0.50 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.530% 0.525% 0.515% 0.495% 0.480% 0.455% 0.440% 0.431% 0.419% 0.409% 0.393% 0.374% 0.353%
Columbia Global Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $4.5 Next $8.0 Next $30.0 Over $50.0	0.570% 0.525% 0.520% 0.515% 0.510% 0.500% 0.490% 0.480% 0.470%
Columbia Emerging Markets Opportunity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011*	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Next $5.5 Next $2.5 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	1.100% 1.080% 1.060% 1.040% 1.020% 1.000% 0.985% 0.970% 0.960% 0.935% 0.920% 0.900%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia Equity Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of June 1, 2011**	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.660% 0.615% 0.570% 0.520% 0.510% 0.490%
Columbia Flexible Capital Income Fund	Agreement adopted as of April 14, 2011; and Schedule A effective as of April 14, 2011	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.590% 0.575% 0.560% 0.530% 0.500%
Columbia Frontier Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $0.5 Next $0.5 Over $1.0	0.790% 0.745% 0.700%
Columbia Floating Rate Fund Columbia High Yield Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.590% 0.575% 0.570% 0.560% 0.550% 0.540% 0.515% 0.490% 0.475% 0.450% 0.435% 0.425% 0.400% 0.385% 0.360%
Columbia Global Equity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $0.5 Next $1.5 Next $3.0 Next $6.0 Next $8.0 Next $4.0 Next $26.0 Over $50.0	0.800% 0.775% 0.750% 0.725% 0.700% 0.650% 0.640% 0.620% 0.620% 0.610% 0.600% 0.570%
Columbia Global Extended Alpha Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011*	First $0.25 Next $0.25 Next $0.50 Over $1.0	1.050% 1.030% 1.010% 0.990%
Columbia Government Money Market Fund Columbia Money Market Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $1.0 Next $0.5 Next $0.5 Next $0.5 Next $2.5 Next $1.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Over $24.0	0.330% 0.313% 0.295% 0.278% 0.260% 0.240% 0.220% 0.215% 0.190% 0.180% 0.170% 0.160% 0.150%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia Income Opportunities Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.590% 0.575% 0.570% 0.560% 0.550% 0.540% 0.515% 0.490% 0.475% 0.450% 0.435% 0.425% 0.400% 0.385% 0.360%
Columbia Inflation Protected Securities Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.440% 0.415% 0.390% 0.365% 0.340% 0.325% 0.320% 0.310% 0.300% 0.290% 0.270% 0.250%
Columbia Large Value Quantitative Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.690% 0.645% 0.600% 0.550% 0.540% 0.520%
Columbia Marsico Flexible Capital Fund	Agreement adopted as of Sept. 22, 2010; and Schedule A effective as of Sept. 22, 2010	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.890% 0.840% 0.790% 0.770% 0.750%
Columbia Mid Cap Growth Opportunity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of April 1, 2011**	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $9.0 Over $12.0	0.760% 0.715% 0.670% 0.620% 0.620% 0.620%
Columbia Mid Cap Value Opportunity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011**	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $9.0 Over $12.0	0.760% 0.715% 0.670% 0.620% 0.620% 0.620%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia Minnesota Tax-Exempt Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.5 Next $0.5 Next $2.0 Next $3.0 Next $1.5 Over $7.5	0.400% 0.350% 0.320% 0.290% 0.280% 0.270%
Columbia Multi-Advisor International Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of April 1, 2011*	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Over $2.0	0.900% 0.875% 0.850% 0.825% 0.800% 0.775%
Columbia Multi-Advisor Small Cap Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011*	First $0.25 Next $0.25 Next $0.25 Next $0.25 Over $1.0	0.970% 0.945% 0.920% 0.895% 0.870%
Columbia Recovery and Infrastructure Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011*	First $1.0 Next $1.0 Next $4.0 Over $6.0	0.650% 0.600% 0.550% 0.500%
Columbia Select Large-Cap Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.5 Next $0.5 Over $1.0	0.755% 0.660% 0.565%
Columbia Select Smaller-Cap Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.5 Next $0.5 Over $1.0	0.935% 0.840% 0.745%
Columbia Seligman Communications and Information Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $3.0 Next $3.0 Over $6.0	0.855% 0.825% 0.725%
Columbia Seligman Global Technology Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $3.0 Next $3.0 Over $6.0	0.855% 0.825% 0.725%
Columbia U.S. Government Mortgage Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of April 1, 2011***	First $0.5 Next $0.5 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $3.0 Next $8.0 Next $4.0 Next $26.0 Over $50.0	0.430% 0.430% 0.420% 0.400% 0.400% 0.380% 0.365% 0.360% 0.350% 0.340% 0.320% 0.300%

*	Reflects elimination of the Performance Incentive Adjustment.

**	Reflects elimination of the Performance Incentive Adjustment and changes to the fee schedule.

***	Reflects changes to the fee schedule.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Performance Incentive Adjustment

In addition to an asset charge, the fee, as noted in the chart below, shall include a performance incentive adjustment (“PIA”).

The performance incentive adjustment shall be based on the Fund’s performance compared to an index of similar funds (the “PIA Index”). Current PIA Index is shown below. This PIA Index may change as set forth below.

Fund	PIA Index	Investment Category
Columbia 120/20 Contrarian Equity Fund	Russell 3000 Index	Equity

The performance incentive adjustment is determined by measuring the percentage difference over a rolling 36-month period (subject to earlier determination based on the transition period, as set forth below) between the annualized performance of one Class A share of the Fund and the annualized performance of the PIA Index (“performance difference”). The performance difference will then be used to determine the adjustment rate.

The adjustment rate, computed to five decimal places, is determined in accordance with the tables below, and is applied against average daily net assets for the applicable rolling 36-month period or transition period, and divided by 12 to obtain the fee reflecting the performance fee adjustment for that month.

Performance Difference	Adjustment Rate
0.00%–1.00%	0
1.00%–6.00%	10 basis points times the performance difference in excess of 1.00%, times 100 (maximum 50 basis points if a 6% performance difference) [10 bp x (PD – 1.00%) x 100]
6.00% or more	50 basis points

For example, if the performance difference is 2.38%, the adjustment rate is 0.00138 [the 1.38% performance difference in excess of 1.00%, or 2.38% - 1.00%] x 0.0010 [10 basis points] x 100. Rounded to five decimal places, the adjustment rate is 0.00138. This adjustment rate of 0.00138 is then applied against the average daily net assets for the applicable rolling 36-month or transition period, and divided by 12, which provides the performance adjustment fee for that month. Where the Fund’s Class A performance exceeds that of the PIA Index for the applicable rolling 36-month period or transition period, the fee paid to the Investment Manager will increase by the adjustment rate. Where the performance of the PIA Index exceeds the performance of the Fund’s Class A shares for the applicable rolling 36-month period or transition period, the fee paid to the Investment Manager will decrease by the adjustment rate.

Transition Period:

The performance incentive adjustment will not be calculated for the first 24 months from the inception of the Fund. After 24 full calendar months, the performance fee adjustment will be determined using the average assets and performance difference over the first 24 full calendar months, and the adjustment rate will be applied in full. Each successive month an additional calendar month will be added to the performance adjustment computation. After 36 full calendar months, the full rolling 36-month period will take affect.

Change in PIA Index

If a PIA Index ceases to be published for a period of more than 90 days, changes in any material respect, otherwise becomes impracticable or, at the discretion of the Board, is no longer appropriate to use for purposes of a performance incentive adjustment, for example, if Lipper reclassifies the Fund from one peer group to another, the Board may take action it deems appropriate and in the best interests of shareholders, including: (1) discontinuance of the performance incentive adjustment until such time as it approves a substitute index, or (2) adoption of a methodology to transition to a substitute index it has approved.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of November 10, 2011.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ J. Kevin Connaughton
	Name:	J. Kevin Connaughton
	Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Michael A. Jones
	Name:	Michael A. Jones
	Title:	President

ADDENDUM DATED APRIL 14, 2011 TO THE

INVESTMENT MANAGEMENT SERVICES AGREEMENT

DATED SEPTEMBER 22, 2011

This Addendum, dated as of April 14, 2011, hereby supplements the attached Investment Management Services Agreement (the “Agreement”), dated as of September 22, 2010, by and between Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Series Trust II (the “Registrant”), solely with respect to the Columbia Commodity Strategy Fund (the “Commodity Fund”), a series of the Registrant, as follows:

The parties hereto acknowledge that, with respect to the Commodity Fund, and in accordance with its prospectus, all or a portion of its assets may be held in one or more of its wholly-owned subsidiaries, including but not limited to CCSF Offshore Fund, Ltd (referred to herein collectively as the “Subsidiary”). The Investment Manager is hereby authorized and agrees to manage the assets of the Subsidiary pursuant to the same terms, conditions and obligations applicable to the Commodity Fund under the Agreement. The Investment Manager is further authorized hereby to determine, in its discretion, the amount and type of assets of the Commodity Fund to be invested in and through the Subsidiary. For these purposes, all references in the Agreement to the “Fund,” with respect to the Commodity Fund, shall also refer to the Subsidiary, unless the context dictates otherwise.

For the avoidance of doubt, the Investment Manager hereby agrees for purposes of “Part One: Investment Management and Other Services,” Section (2) of the Agreement, to treat the assets and liabilities of the Subsidiary as if they are held directly by the Commodity Fund, and, in addition, if required (as determined by the Fund’s Chief Legal Officer and Chief Compliance Officer), to treat the Subsidiary as a separate investment by the Commodity Fund. Further, for purposes of “Part Two: Compensation to the Investment Manager” of the Agreement, the parties hereto agree to treat the assets and liabilities of the Subsidiary as if they are held directly by the Commodity Fund. The Investment Manager acknowledges that, at the direction of the Registrant’s Board of Trustees, the Board of Directors of the Subsidiary has retained the Investment Manager to serve as such for the Subsidiary, and the Investment Manager, as a party to this Agreement, has agreed to manage the assets of the Subsidiary, in accordance with the terms of this Agreement.